10/06/2005

Wyeth Comments on 2005 Third Quarter and Full Year Earnings Guidance and Provides Earnings Growth Estimate for 2006

        Madison, N.J., October 6, 2005 — Wyeth (NYSE: WYE) announced today that pro forma diluted earnings per share for the 2005 third quarter is expected to be in the mid to upper seventy cent range, which exceeds the current First Call mean analyst estimate of $0.72 diluted earnings per share. Wyeth reaffirmed its 2005 full year pro forma diluted earnings per share guidance of $2.80 to $2.90 and noted that, if current business trends continue, full year earnings would more likely reach or even exceed the upper end of the range. These 2005 third quarter and full year earnings estimates are pro forma as they exclude restructuring charges resulting from the Company’s ongoing review of business processes and systems as well as the one-time impact from the repatriation of earnings from foreign subsidiaries under the American Jobs Creation Act, each of which will be described in the Company’s third quarter earnings release.

        The Company anticipates that year-over-year earnings growth in 2006 will be in the high single digit range. This estimated year-over-year earnings growth assumes 2005 pro forma earnings adjustment of approximately $0.17 per share to reflect the impact of expensing stock options. The Company anticipates 2006 results will include the impact of accounting for stock options in accordance with the recently issued Statement of Financial Accounting Standards (SFAS) 123R, Share-Based Payment. This 2006 earnings growth estimate is considered pro forma as it excludes any potential restructuring charges resulting from the Company’s ongoing review of business processes and systems.

        The Company will hold a conference call with research analysts at 5:00 p.m. Eastern Time today. The purpose of the call is to discuss earnings guidance. Interested investors and others may listen to the call live or on a delayed basis through the internet webcast, which may be accessed on the Company’s Internet website at www.wyeth.com by clicking on the “Investor Relations” hyperlink. Also, for recent announcements and additional information, please refer to the Company’s Internet website.

        Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare, and Fort Dodge Animal Health.

        The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of the timing and success of pharmaceutical research, product development, manufacturing, commercialization, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, wars or terrorist acts, product liability and other types of lawsuits, the impact of legislation and regulatory compliance and obtaining reimbursement, favorable drug pricing, access and other approvals, environmental liabilities, and patent, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media
Douglas Petkus
Wyeth
973-660-5218

Investor
Justin Victoria
Wyeth
973-660-5340